EXHIBIT 2

       STEPHEN E. ROTH
 DIRECT LINE: (202) 383-0158
 Internet: sroth@sablaw.com

                                October 13, 1999



GE Life and Annuity Assurance
 Company
6610 West Broad Street
Richmond, VA 23230

                  Re:      GE Life & Annuity Separate Account II
                           -------------------------------------

Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account II for certain variable life insurance policies (File No. 333-82311). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: ________________________________
                                                   Stephen E. Roth